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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Rocky Mountain Chocolate Factory, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
265 Turner Drive
Durango, Colorado 81303

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 13, 2004

     To our Shareholders:

     The 2004 Annual Meeting of Shareholders of Rocky Mountain Chocolate Factory, Inc. will be held on Friday, August 13, 2004 at 10:00 a.m. (local time), at The Doubletree Hotel, 501 Camino Del Rio, Durango, Colorado 81301 for the following purposes:

1.	To elect six directors to serve until the fiscal 2005 Annual Meeting of Shareholders and until their respective successors are elected and qualified.

2.	To consider and vote upon a proposal to approve the Company’s 2004 Stock Option Plan.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of Common Stock of record at the close of business on July 1, 2004 will be entitled to notice of and to vote at the meeting or any adjournments thereof.

     Each shareholder, even though he or she now plans to attend the meeting, is requested to promptly mark, sign, date and return the enclosed Proxy in the envelope provided. Any shareholder present at the meeting may withdraw his or her Proxy and vote personally on each matter brought before the meeting.

By order of the Board of Directors

/S/ Virginia M. Perez

Virginia M. Perez
Secretary

Durango, Colorado
June 28, 2004

PROXY STATEMENT
SOLICITATION AND REVOCABILITY OF PROXIES
VOTING SECURITIES
VOTING PROCEDURES
BENEFICIAL OWNERSHIP OF THE COMPANY’S EQUITY SECURITIES
ITEM 1. ELECTION OF DIRECTORS
INFORMATION REGARDING THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
AUDIT COMMITTEE REPORT
NOMINATING COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ITEM 2:
PURPOSE OF PLAN
ADMINISTRATION OF THE PLAN
SHARES AVAILABLE
ELIGIBILITY AND PARTICIPATION
TYPES OF GRANTS UNDER THE OPTION PLAN
OPTION PRICE
EXERCISE OF OPTIONS
PAYMENT OF EXERCISE PRICE
NONTRANSFERABILITY OF OPTIONS
EXPIRATION OF OPTIONS
TERMINATION OF EMPLOYMENT
ADJUSTMENTS TO AWARDS UPON CHANGES IN COMMON STOCK
AMENDMENT AND TERMINATION OF THE OPTION PLAN
MODIFICATIONS OF OPTIONS
FEDERAL INCOME TAX CONSEQUENCES
GRANTS UNDER THE OPTION PLAN
RECOMMENDATION OF THE BOARD OF DIRECTORS
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
PRINCIPAL ACCOUNTANT AUDIT FEES AND SERVICES
DEADLINE FOR SUBMITTING SHAREHOLDER PROPOSALS
ANNUAL REPORT TO SHAREHOLDERS
OTHER MATTERS AT THE MEETING
OTHER DOCUMENTS NOT A PART OF THIS PROXY STATEMENT
SHAREHOLDERS ARE URGED TO PROMPTLY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED
Appendix A
Appendix B
Appendix C
Appendix D

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
265 Turner Drive
Durango, Colorado 81303

PROXY STATEMENT

Annual Meeting of Shareholders – August 13, 2004

SOLICITATION AND REVOCABILITY OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Rocky Mountain Chocolate Factory, Inc. (the “Company”) for use only at the Annual Meeting of the Company’s shareholders to be held at the time and place, and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

     It is anticipated that the Proxy Statement, together with the Proxies and the Company’s 2004 Annual Report on Form 10-K, will first be mailed to the Company’s shareholders on or about July 6, 2004. A person giving the enclosed Proxy has the power to revoke it at any time before it is exercised by (1) delivering written notice of revocation to the Secretary of the Company, (2) duly executing and delivering a Proxy for the Annual Meeting bearing a later date or (3) voting in person at the Annual Meeting.

     The Company will bear the cost of this solicitation of Proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners of the Company’s Common Stock, par value $0.03 per share (the “Common Stock”). In addition, the Company’s officers, directors and other regular employees, without additional compensation, may solicit Proxies by mail, personal interview, telephone or telegraph.

VOTING SECURITIES

     The close of business on July 1, 2004 has been fixed as the record date for the determination of holders of record of the Company’s Common Stock entitled to notice of and to vote at the Annual Meeting. On the record date, approximately 4,240,000 shares of the Company’s Common Stock were outstanding and eligible to be voted at the Annual Meeting.

     For each share of Common Stock held on the record date, a shareholder is entitled to one vote on all matters to be voted on at the Annual Meeting, except the election of directors.

     Shareholders have cumulative voting rights in the election of directors, and there is no condition precedent to the exercise of those rights. Under cumulative voting, each shareholder is entitled to as many votes as shall equal the number of his or her shares multiplied by six, the number of directors to be elected, and he or she may cast all of those votes for a single nominee or divide them among any two or more nominees as he or she sees fit. It is the intention of the Proxy holders to exercise voting rights in order to elect the maximum number of nominees named below. An instruction on the Proxy to withhold authority to vote for any nominee will be deemed an authorization to vote cumulatively for the remaining nominees, unless otherwise indicated.

VOTING PROCEDURES

     The vote required for the election of directors is a plurality of the shares of Common Stock present or represented by proxy at the meeting and entitled to vote thereon, provided a quorum is present. The vote required for the approval of any other item to be acted upon at the Annual Meeting is the affirmative vote of a majority of the shares entitled to vote on the matter and present or represented by proxy at the meeting, provided a quorum is present. A quorum is established by the presence or representation at the Annual Meeting of the holders of a majority of the Company’s voting shares. Brokers who hold shares in street name have discretionary authority to vote on certain “routine” items even if they have not received instructions from the persons entitled to vote such shares. However, brokers do not have authority to vote on “nonroutine” items without such instructions. Such “broker non-votes” (shares held by brokers or nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the persons entitled to vote such shares) are counted as present and entitled to vote for purposes of determining whether a quorum is present but are not considered entitled to vote on any nonroutine matter to be acted upon. For matters requiring the affirmative vote of a plurality of the shares of Common Stock present or represented at the Meeting, such as Item No. 1, broker non-votes would have no effect on the outcome of the vote. For matters requiring the affirmative vote of a majority of the shares of Common Stock present or represented at the Meeting and entitled to vote, such as Item No.2, broker non-votes would not be counted as among the shares entitled to vote with respect to such matters. Thus, the effect of any broker non-votes with respect to such matters would be to reduce the number of affirmative votes required to approve the proposals and the number of negative votes required to block such approval.

BENEFICIAL OWNERSHIP OF THE COMPANY’S EQUITY SECURITIES

     The following table sets forth information, as of May 28, 2004, with respect to the shares of Common Stock beneficially owned (i) by each person known to the Company to be the beneficial owner of more than 5% of the Company’s Common Stock, (ii) by each director or nominee for election as a director and each executive officer named in the Summary Compensation Table, and (iii) by all current directors and executive officers of the Company as a group.

     The number of shares beneficially owned includes shares of Common Stock with respect to which the persons named below have either investment or voting power. A person is also deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of that security within 60 days through the exercise of an option or through the conversion of another security. Except as noted, each beneficial owner has sole investment and voting power with respect to the Common Stock.

     Common Stock not outstanding that is subject to options or conversion privileges is deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by the person holding such options or conversion privileges, but is not deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by any other person.

	Amount and Nature
Name of Beneficial Owner	of Beneficial Ownership		Percent of Class
Franklin E. Crail* (1)	679,419	(2)	15.7%
Clyde Wm. Engle* et al. (1)	435,942	(3)	10.1%
Bryan J. Merryman*	174,283	(5)	4.1%
Fred M. Trainor*	149,708	(4)	3.5%
Edward L. Dudley	99,550	(5)	2.3%
Gerald A. Kien*	52,800	(4)	1.2%
Lee N. Mortenson*	44,550	(4)	1.0%
Jay B. Haws	44,000	(5)	1.0%
Gregory L. Pope	42,612	(5)	1.0%
All executive officers and directors as a group (10 persons)	1,744,699	(6)	37.9%

(1)	Mr. Engle’s address is 4433 West Touhy Avenue, Lincolnwood, Illinois 60646. Mr. Crail’s address is the same as the Company’s address.

(2)	Includes 35,200 shares that Mr. Crail has the right to acquire within 60 days through the exercise of options granted pursuant to the Company’s 1995 Stock Option Plan. Of the 644,219 shares indicated as being beneficially owned by Mr. Crail, 2,800 shares are owned beneficially by members of Mr. Crail’s immediate family. Mr. Crail disclaims beneficial ownership of the shares owned by his family members.

(3)	The following information was provided to the Company by Mr. Engle. Includes 30,800 shares that Mr. Engle has the right to acquire within 60 days through the exercise of options granted pursuant to the Company’s 2000 Nonqualified Stock Option Plan for Nonemployee Directors (the “2000 Director’s Plan”). Of the 405,142 shares indicated as being beneficially owned by Mr. Engle, 241,957 shares are owned through Lincolnwood Bancorp, Inc. (formerly GSC Enterprises, Inc.), a corporation of which Mr. Engle is Chairman of the Board of Directors and Chief Executive Officer, and approximately 150,000 shares are owned by members of Mr. Engle’s immediate family. Mr. Engle disclaims beneficial ownership of the shares owned by his family members.

(4)	Includes shares that these directors have the right to acquire within 60 days through the exercise of options granted pursuant to the 2000 Director’s Plan and 1990 Nonqualified Stock Option Plan for Nonemployee Directors (the “1990 Director’s Plan”) as follows: Mr. Trainor, 2,200 shares; Mr. Mortenson, 8,800 shares;and Mr. Kien, 52,800 shares.

(5)	Includes shares that these officers have the right to acquire within 60 days through the exercise of options granted pursuant to the Company’s 1995 Stock Option Plan as follows: Mr. Dudley, 82,500 shares; Mr. Merryman, 11,000 shares; Mr. Haws, 44,000 shares; Mr. Pope, 32,835 shares; and Mr. Crail, 35,200 shares.

(6)	Includes 321,970 shares that officers and directors as a group have the right to acquire within 60 days through the exercise of options granted pursuant to the Company’s 1995 Stock Option Plan, the 1990 Director’s Plan and the 2000 Director’s Plan.

*	Director

ITEM 1. ELECTION OF DIRECTORS

Nominees

     The Company’s By-laws provide for no fewer than three nor more than nine directors. The Board has previously fixed the current number of directors at six. Directors are elected for one year. Six directors will be elected at the Annual Meeting. All of the nominees are currently directors of the Company.

     Proxies will be voted, unless authority to vote is withheld by the shareholder, FOR the election of Messrs. Crail, Merryman, Kien, Mortenson, Trainor and Engle to serve until the 2005 Annual Meeting of Shareholders and until the election and qualification of their respective successors. If any such nominee shall be unable or shall fail to accept nomination or election by virtue of an unexpected occurrence, Proxies may be voted for such other person or persons as shall be determined by the Proxy holders in their discretion. Shareholders may not vote for more than six persons for election as directors at the Annual Meeting.

Set forth below is certain information concerning each nominee for election as a director:

Name	Positions with Company	Age	Director Since
Franklin E. Crail	Chairman of the Board, Chief Executive Officer and President	62	1982
Bryan J. Merryman	Chief Operating Officer, Chief Financial Officer, Treasurer and Director	43	1999
Gerald A. Kien	Director*	72	1995
Lee N. Mortenson	Director*	68	1987
Fred M. Trainor	Director*	65	1992
Clyde Wm. Engle	Director*	61	2000

*	Nasdaq Rule 4350(c) requires that a majority of the Board of Directors must be comprised of “independent directors” as defined in Nasdaq Rule 4200. The Board of Directors has determined that Gerald A. Kien, Lee N. Mortenson, Fred M. Trainor, and Clyde Wm. Engle are each “independent directors” under Nasdaq Rule 4200.

     Franklin E. Crail. Mr. Crail co-founded the first Rocky Mountain Chocolate Factory store in May 1981. Since the incorporation of the Company in November 1982, he has served as its President and a director, and, from September 1981 to January 2000 as its Treasurer. He was elected Chairman of the Board in March 1986. Prior to founding the Company, Mr. Crail was co-founder and President of CNI Data Processing, Inc., a software firm which developed automated billing systems for the cable television industry.

     Bryan J. Merryman. Mr. Merryman joined the Company in December 1997 as Chief Financial Officer and Vice President — Finance. Since April 1999, Mr. Merryman has also served the Company as the Chief Operating Officer, as a Director, and since January 2000 as the Company’s Treasurer. Prior to joining the Company, Mr. Merryman was a principal in Knightsbridge Holdings, Inc. (a leveraged buyout firm) from January 1997 to December 1997. Mr. Merryman also served as Chief Financial Officer of Super Shops, Inc., a retailer and manufacturer of aftermarket auto parts from July 1996 to November 1997 and was employed for more than eleven years by Deloitte and Touche LLP, most recently as a Senior Manager.

     Gerald A. Kien. Dr. Kien was first elected as a director of the Company in August 1995. From 1993 to 1995, Dr. Kien served as Chief Executive Officer and President of Remote Sensing Technologies, Inc., a subsidiary of Envirotest Systems, Inc., a company engaged in the development of instrumentation for vehicle emissions testing. From 1989 to 1993, Dr. Kien served as Chairman, President and Chief Executive Officer of Sun Electric Corporation, a manufacturer of automotive test equipment, and served as a director and as Chairman of the Executive Committee of that company from 1980 to 1993. Sun Electric merged with Snap-On Tools in 1993, and Dr. Kien remained as President of the Sun Electric division of Snap-On Tools until his retirement in 1994. Dr. Kien was a co-founder of the First National Bank of Hoffman Estates and remained as a director from 1979 to 1990, and was a director of the Charter Bank and Trust of Illinois from 1984 to 1990. He served as a director of Systems Control, Inc. and Vehicle Test Technologies, Inc. from 1989 to 1993, both of which are engaged in emissions testing of motor vehicles. Dr. Kien received his Ph.D. from the University of Illinois Graduate College of Medicine in 1959.

     Lee N. Mortenson. Mr. Mortenson has served on the Board of Directors of the Company since 1987. Mr. Mortenson has been engaged in consulting and investments activities since July 2000, and is a Managing Director of Kensington Partners, LLC (a private investment firm) since June 2001. Mr. Mortenson has been President and Chief Executive Officer of Newell Resources LLC since 2002 providing management consulting and investment services. Mr. Mortenson served as President, Chief Operating Officer and a director of Telco Capital Corporation of Chicago, Illinois from January 1984 to February 2000. Telco Capital Corporation is principally engaged in the manufacturing and real estate businesses. He was President, Chief Operating Officer and a director of Sunstates Corporation from December 1990 to February 2000. Sunstates Corporation is a company primarily engaged in real estate development and manufacturing. Mr. Mortenson was a director of Alba-Waldensian, Inc. from 1984 to July 1999, and served as its President, Chief Executive Officer and director of Alba-Waldensian, Inc. from February 1997 to July 1999. Alba was principally engaged in the manufacturing of apparel and medical products. Mr. Mortenson also served as a director of NRG Inc. (a leasing company), from 1987 to February 2000.

     Fred M. Trainor. Mr. Trainor has served as a director of the Company since August 1992. Mr. Trainor is the founder, and since 1984 has served as Chief Executive Officer and President of AVCOR Health Care Products, Inc., Fort Worth, Texas (a manufacturer and marketer of specialty dressings products). Prior to founding AVCOR Health Care Products, Inc. in 1984, Mr. Trainor was a founder, Chief Executive Officer and President of Tecnol, Inc. of Fort Worth, Texas (also a company involved with the health care industry). Before founding Tecnol, Inc., Mr. Trainor was with American Hospital Supply Corporation (AHSC) for 13 years in a number of management capacities.

     Clyde Wm. Engle. Mr. Engle has served as a director of the Company since January 2000. Mr. Engle is Chairman of the Board of Directors, President and Chief Executive Officer of Lincolnwood Bancorp, Inc., a one-bank holding company, and Chairman of the Board of Directors and Chief Executive Officer of its subsidiary, Bank of Lincolnwood.

Recommendation of the Board of Directors

     The Board of Directors unanimously recommends that the shareholders vote FOR the election of the six nominees named above.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

     No family relationships exist between any director or executive officer and any other director or executive officer of the Company.

Committees and Meetings

     The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating Committee.

Audit Committee	5 meetings in Fiscal 2004

Members:	Lee N Mortenson
Fred M. Trainor
Gerald A. Kien

Responsibilities:	Assists the full Board.
Oversight of the Company’s accounting and financial reporting principles and policies and internal controls and procedures;
Oversight of the Company’s financial statements and the independent audit thereof; Selecting, evaluating and, where deemed appropriate, replacing the independent auditors;
Evaluating the independence of the independent auditors.

Compensation Committee	1 meeting in Fiscal 2004

Members:	Lee N Mortenson
Fred M. Trainor
Gerald A. Kien

Responsibilities:	Assists the full Board.
Approving remuneration arrangements for the Company’s executive officers;
Approving and administering grants of stock options under the Company’s 1995 Stock Option Plan.
No further grants are permitted under the Company’s 1985 Incentive Stock Option Plan, which expired in 1995, but the Compensation Committee administers that plan with respect to outstanding options previously granted thereunder;
Approving and administering grants of stock options under the 2000 Directors’ Plan.

Nominating Committee	1 meetings in Fiscal 2004

Members:	Lee N Mortenson
Fred M. Trainor
Gerald A. Kien

Responsibilities:	Assists the full Board.
Identifying individuals qualified to become members of the Board of Directors; Approving and recommending to the full Board director candidates.

     During the last fiscal year, the Company’s Board of Directors held 5 meetings. Each director attended 100% of the aggregate of (i) the total number of meetings of the Board of Directors held and (ii) the total number of meetings held by all committees of the Board on which he served, during the period he was a director, except that Mr. Trainor attended 80% of such meetings and Mr. Engle attended 60%.

     The Board of Directors has adopted a Policy on Shareholder Communications with the Board of Directors in order to facilitate shareholder communications with the Board of Directors. Under the Policy, shareholders are encouraged to contact the Board of Directors, any individual director or group of directors, in writing by sending communications to Rocky Mountain Chocolate Factory, Inc., 265 Tuner Drive, Durango, Colorado 81303; Attn: Corporate Secretary, Shareholder Communication. A copy of the Policy on Shareholder Communications with the Board of Directors is posted on the Company’s website at www.rmcf.com.

Audit Committee for Fiscal 2005:

     If the nominees identified above are elected to serve as directors for fiscal 2005, the 2005 Audit Committee will consist of: Lee N. Mortenson, Gerald A. Kien and Fred M. Trainor.

Compensation Committee for Fiscal 2005:

     If the nominees identified above are elected to serve as directors for fiscal 2005,the 2005 Compensation Committee will consist of: Lee N. Mortenson, Gerald A. Kien and Fred M. Trainor.

Nominating Committee for Fiscal 2005:

     If the nominees identified above are elected to serve as directors for fiscal 2005, the 2005 Nominating Committee will consist of: Lee N. Mortenson, Gerald A. Kien and Fred M. Trainor.

AUDIT COMMITTEE REPORT

     The audit committee of the Company’s Board of Directors (the “Audit Committee”) consists of three non-employee directors, Lee N. Mortenson, Gerald A. Kien and Fred M. Trainor, each of whom has been determined to be “independent” as that term is defined in Nasdaq Rule 4200. The Board of Directors has determined that Lee N. Mortenson is a “financial expert” as defined in Item 401(h) of Regulation SK promulgated under the Securities Exchange Act of 1934, as amended, and thus possesses “financial sophistication” as that term is defined by Nasdaq Rule 4350(d). The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached hereto as Appendix A.

     Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit committee’s responsibility is to monitor and oversee these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Company and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America, and on the representations of the independent auditors included in the report on the Company’s financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent accountants are in fact “independent.”

     In this context, the Audit Committee has met and held discussions separately with management and the independent accountants. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by the Statement on Auditing Standards No. 61, Communications with Audit Committees, as currently in effect.

     The Company’s independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Committee discussed with the independent accountants that firm’s independence and considered whether the non-audit services provided by the independent accountants are compatible with maintaining its independence.

     Based on the Audit Committee’s discussion with management and the independent accountants, and the Audit Committee’s review of the representation of management and the report of the independent accounts to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended February 29, 2004 filed with the Securities and Exchange Commission.

     Submitted by the Audit Committee of the Company’s Board of Directors,

Lee N. Mortenson Gerald A. Kien Fred M. Trainor

NOMINATING COMMITTEE REPORT

     The nominating committee of the Company’s Board of Directors (the “Nominating Committee”) consists of three non-employee directors, Lee N. Mortenson, Gerald A. Kien and Fred M. Trainor, each of whom has been determined to be “independent” as that term is defined in Nasdaq Rule 4200. The Nominating Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached hereto as Appendix B.

     The purpose of the Nominating Committee is: (i) to assist the Board of Directors in identifying individuals qualified to become members of the Board of Directors; and (ii) to approve and recommend to the Board of Directors qualified director candidates.

     The Nominating Committee will consider director candidates recommended by shareholders when such recommendation is made in writing (i) delivered pursuant to the Company’s Policy on Shareholder Communications with the Board of Directors; (ii) received by a date no later than the 120th calendar day before the date of the Company’s proxy statement released to shareholders in connection with the previous year’s annual meeting; and (iii) signed by one or more shareholders that beneficially owned five percent (5%) or more of the Company’s voting common stock for a at least one (1) year as of the date the recommendation is made.

     In determining whether an individual is qualified to serve on the Company’s Board of Directors, whether recommended by the by the Nominating Committee or by the shareholders, the Nominating Committee considers relevant factors, including, but not limited to, an individual’s independence, knowledge, skill, training, experience, and willingness to serve on the Board of Directors.

     Each nominee for director identified above is a director standing for re-election.

     Submitted by the Nominating Committee of the Company’s Board of Directors,

Lee N. Mortenson Gerald A. Kien Fred M. Trainor

COMPENSATION COMMITTEE REPORT

     The following is a report of the Compensation Committee of the Board of Directors (the “Committee”) on executive compensation policies for the fiscal year ended February 29, 2004. The Committee is composed entirely of non-employee directors and is responsible for administering the compensation program for executive officers of the Company and making all related decisions.

     The principal elements of the compensation program for executive officers are base salary, performance-based annual bonuses and options granted under the Company’s 1995 Stock Option Plan. The goals of the program are to ensure that a strong relationship exists between executive compensation and the creation of shareholder value, and that executive officers are strongly motivated and retained. The Company’s compensation philosophy is to create a direct relationship between the level of total executive officer compensation and the Company’s success in meeting its annual performance goals as represented by its annual business plan. An additional element of this philosophy is to reward equitably relative contribution and job performance of individual executive officers.

Base Salary

     Annual salaries for the Company’s executive officers, including the Chairman of the Board and President, are generally reviewed in March of each year based on a number of objective and subjective factors, with any change to be generally effective on March 1 of that year. Objective factors considered include the Company’s financial performance relative to business plan profit objectives in the immediately preceding fiscal year, although no specific formulas based on such factors are used to determine salaries. Salary decisions are based primarily on the Committee’s subjective analysis of the factors contributing to the Company’s success and of the executive’s individual contributions to that success.

Performance-based Annual Bonuses

     Cash bonuses based on the Company’s performance are awarded to the executive officers under an incentive compensation plan. Under the plan which served as the basis for bonuses paid for fiscal year 2004, executive officers received a percentage of their base pay based on the overall performance of the Company. Additional bonuses may be awarded at the discretion of the Committee in recognition of special accomplishments. Thus, whether the executive officers’ total pay is comparable to the compensation of executives with similar responsibilities at comparable companies may vary from year to year depending upon the Company’s performance.

CEO Compensation

     At the beginning of fiscal year 2004 the Compensation Committee and Mr. Crail determined that Mr. Crail’s base compensation would increase 5% at the beginning of the year. Additionally, a performance incentive was implemented so that Mr. Crail’s base salary would be increased if a certain target was met during the year. Specifically, the Compensation Committee determined that in the event the Company achieved 100% of budgeted net income (which budgeted number was substantially higher than the prior year’s net income), Mr. Crail would receive an additional 5% salary increase which would be applied retroactively and paid at the end of fiscal 2004. The net income target was achieved; therefore, Mr. Crail’s compensation was increased.

Stock Options

     Awards of stock options strengthen the ability of the Company to attract, motivate and retain executives of superior capability and more closely align the interests of management with those of its shareholders. The Committee considers on an annual basis the grant of options to executive officers and key managers under the Company’s 1995 Stock Option Plan. The number of options granted is generally based upon the position held by a participant and the Committee’s subjective evaluation of such participant’s contribution to the Company’s future growth and profitability. The grant of options is an annual determination, but the Committee may consider the size of past awards and the total amounts outstanding in making such a determination.

     Unlike cash, the value of a stock option will not immediately be realized and does not result in a current expense to the Company. Stock options are granted with an exercise price equal to the current market price of the Company’s stock and will have value only if the Company’s stock price increases, resulting in a commensurate benefit for the Company’s shareholders. Although the plan does not provide for a required vesting period, the Committee’s current practice is to generally require that options granted to employees vest pro rata 20% per year over five years.

     There were 50,050 stock options awarded to executive officers or others in fiscal 2004. Options presently held by current executive officers and directors under the Company’s option plans cover a total of 423,500 shares.

Other Compensation

     An additional element of the executive officer’s compensation, which is not performance-based, is the matching of contributions by the Company under the Company’s 401(k) plan.

     The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and shareholder interests. As performance goals are met or exceeded, resulting in increased value to shareholders, executives are rewarded commensurately. The Committee believes that compensation levels during 2004 adequately reflect the Company’s compensation goals and policies.

     Submitted by the Compensation Committee of the Company’s Board of Directors:

Lee N. Mortenson Gerald A. Kein Fred M. Trainor

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain information with respect to annual compensation for the years indicated for the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers of the Company who met the minimum compensation threshold of $100,000 for inclusion in the table (the “Named Officers”) serving in that capacity as of February 29, 2004.

				Long-Term
				Compensation
				Awards
				Securities
	Annual Compensation			Underlying
				Options/SARs	All Other
Name and Principal Position	Year	Salary (1)	Bonus(2)	(#)(3)	Compensation(4)
Franklin E. Crail,	2004	$211,750	$105,875	-0-	$6,000
Chairman of the Board and	2003	$192,500	$38,500	-0-	$2,780
President	2002	$192,500	$96,250	-0-	$5,100

Bryan J. Merryman,	2004	$181,500	$81,675	30,000	$6,000
Chief Operating Officer, Chief	2003	$165,000	$29,700	-0-	$2,810
Financial Officer and Director	2002	$165,000	$66,000	16,500	$5,100

Edward L. Dudley,	2004	$139,150	$48,703	15,000	$4,505
Sr. Vice President - Sales and	2003	$126,500	$17,710	-0-	$2,676
Marketing	2002	$126,500	$44,275	8,250	$4,193

Gregory L. Pope	2004	$126,000	$48,703	30,000	$4,105
Sr. Vice President – Franchise	2003	$105,000	$17,710	12,375	$2,093
Development and Operations	2002	$87,550	$35,500	38,500	$2,553

Jay B. Haws	2004	$127,050	$31,763	15,000	-0-
Vice President – Creative Services	2003	$115,500	$11,550	-0-	-0-
	2002	$115,500	$28,875	-0-	-0-

(1)	Includes amounts deferred at the Named Officers’ election pursuant to the Company’s 401(k) Plan.

(2)	Represents amounts paid as bonuses based on performance for the indicated fiscal year, paid in the following fiscal year.

(3)	Options to acquire shares of Common Stock under the 1995 Stock Option Plan and 2004 Stock Option Plan. Represents options granted based on performance or increased responsibilities for the indicated fiscal year and also considers the officer’s cumulative options granted. 2004 amounts are from the 2004 Stock Option Plan and will be null and void if the 2004 Stock Option Plan is not approved by the shareholders at the annual meeting.

(4)	Represents Company contributions made or accrued on behalf of the Named Officers under the Company’s 401(k) Plan.

Option Grants During Fiscal Year Ended February 29, 2004

     The following table provides information on stock options granted in fiscal 2004 to each of the Company’s Named Officers and stock options granted to all employees as a group. The table also shows the hypothetical gains that would exist for the options at the end of their ten-year terms for the Named Officers and for all employees as a group at assumed compound rates of stock appreciation of 5 percent and 10 percent. The actual future value of the options will depend on the market value of the Company’s Common Stock. All option exercise prices are based on the average of the closing bid and asked price of the Company’s common stock at the date of grant.

Option Grants in Last Fiscal Year

Individual Grants (1)
Potential Realizable Value at
	Number of	% of Total			Assumed Annual Rates of
	Securities	Options			Stock Price Appreciation for
	Underlying	Granted to	Exercise		Option Term (2)
	Options	Employees in	Price	Expiration
Name	Granted (#)	Fiscal Year	($/Sh)	Date	5% ($)	10% ($)
Gregory L. Pope	12,375	30.0%	4.85	5/23/13	97,734	155,625
All Employees as a group	41,250	100.0%	4.85	5/23/13	325,779	518,748

(1)	Options granted become exercisable in equal installments on the first, second, third, fourth and fifth anniversaries of the grant date.

(2)	These amounts, based on assumed appreciation rates of 5 percent and 10 percent rates prescribed by rules of the Securities and Exchange Commission, are not intended to forecast possible future appreciation, if any, of the Company’s stock price.

Aggregated Option Exercises During Fiscal 2004 and Fiscal Year End Option Values

     The following table provides information regarding the number and value of options held by the Named Officers at fiscal year end. Options for 148,500 shares of stock were exercised by the Named Officers during fiscal 2004. The Company does not have any outstanding stock appreciation rights.

			Number of Securities
			Underlying Unexercised		Value of Unexercised In-
	Shares		Option at Fiscal		The-Money Options at Fiscal
	Acquired on	Value Realized	Year End (#)		Year End ($)(1)
Name	Exercise (#)	($)(2)	Exercisable	Unexercisable	Exercisable	Unexercisable
Franklin E. Crail	—	—	35,200	8,800	215,089	54,273
Bryan J. Merryman	88,000	572,178	37,400	23,100	217,564	117,208
Edward L. Dudley	16,500	80,150	88,000	13,750	532,242	71,728
Jay B. Haws	28,600	73,232	44,000	—	251,300	—
Gregory L. Pope	15,400	94,800	25,960	42,515	125,018	178,153

(1)	The closing bid price of the Common Stock on The Nasdaq Stock Market on February 29, 2004, was $8.64 per share.

(2)	The value realized represents the difference between the per share closing price of the Company’s Common stock on the day of exercise and the exercise price of the options, and does not necessarily indicate that the optionee sold such stock.

Compensation of Directors

     Directors of the Company do not receive any compensation for serving on the Board. Compensation committee members are paid quarterly, $750 each for committee members and $1,500 for the committee chairman. Audit committee members are paid quarterly, $500 each for committee members and $1,500 for the committee chairman. Additionally, audit committee members receive $250 for each meeting held by phone and $500 for each meeting held in person. Also, an audit committee member attending all of the audit meetings for any fiscal year will receive a $1,000 bonus for that year. Directors who are not also officers or employees of the Company are entitled to receive stock option awards under the 1990 Director’s Plan and the 2000 Director’s Plan.

     The 1990 Director’s Plan, as amended, provides for automatic grants of nonqualified stock options covering a maximum of 198,000 shares of Common Stock of the Company to directors of the Company who are not also employees or officers of the Company and who have not made an irrevocable, one-time election to decline to participate in the plan. The 1990 Director’s Plan provides that, during the term of the 1990 Director’s Plan, options will be granted automatically to new nonemployee directors upon their election. Each such option permits the nonemployee director to purchase 22,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant of the option. Each nonemployee director’s option may be exercised in full during the period beginning one year after the grant date of such option and ending ten years after such grant date, unless the option expires sooner due to termination of service or death.

     The 2000 Director’s Plan provides for automatic grants of nonqualified stock options covering a maximum of 132,000 shares of Common Stock of the Company to directors of the Company who are not also employees or officers of the Company. The 2000 Director’s Plan provides that, during the term of the 2000 Director’s Plan, options will be granted automatically to new nonemployee directors upon their election. Each such option permits the nonemployee director to purchase 22,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant of the option. Each year following adoption of the 2000 Director’s Plan, on a date established by the Compensation Committee, during the term of the 2000 Director’s Plan, options to purchase 2,200 shares of common stock shall be granted automatically to each nonemployee director, if any, who is serving the Company as a director on such date. Each nonemployee director’s option may be exercised in full beginning on the Vesting Date as determined by the Compensation Committee and ending five years after such vesting date, unless the option expires sooner due to termination of service or death.

Employment Agreements

     The Company has entered into employment agreements with certain executives of the Company which contain, among other things, “change in control” severance provisions. Specifically, the Company has entered into employment agreements with Franklin E. Crail, Edward L. Dudley, Jay B. Haws and Bryan J. Merryman. The employment agreements generally provide that, if the Company terminates the executive’s employment under circumstances constituting a “Triggering Termination” (as defined in the employment agreements) during a specified period preceding a “Change in Control” (as defined in the employment agreements) of the Company, or if the executive or the Company terminates the executive’s employment under circumstances constituting a Triggering Termination during a specified period after a Change in Control, the executive will be entitled to receive, among other benefits, 2.99 times the sum of (i) the executive’s annual salary and (ii) two times the bonus that would be payable to the executive for the bonus period in which the Change in Control occurred. A Triggering Termination also includes a voluntary termination by the executive within five business days before an anticipated Change in Control with the concurrence of two “Concurring Persons” (as defined in the employment agreements) that the Change in Control is likely to occur during such five-business day period. In such event, the executive must agree to continue to work on an at-will basis, without compensation, until the Change in Control occurs. If the Change in Control does not occur within 10 business days, the executive must refund the severance payment to the Company. The foregoing description of the employment agreements does not purport to be complete and is qualified in its entirety by reference to the form of employment agreement, which is filed as Exhibit 99.2 to Schedule on Form 14D9 of the Company filed on May 21, 1999.

Comparison of Return on Equity

     The following graph reflects the total return, which assumes reinvestment of dividends, of a $100 investment in the Company’s Common Stock, in the Nasdaq U.S. Index, in the Russell 2000 Index and in a Peer Group Index of companies in the confectionery industry, on February 28, 1999.

	Base
	Period	Return	Return	Return	Return	Return
Company/Index Name	1999	2/2000	2/2001	2/2002	2/2003	2/2004
Rocky Mountain Chocolate Factory, Inc.	100.00	100.00	109.72	294.23	201.48	435.13
Nasdaq Index - US	100.00	204.00	93.10	75.67	59.01	88.86
Russell 2000 Index	100.00	149.28	124.14	124.56	97.04	159.54
Peer Group(l)	100.00	74.50	105.36	122.27	113.70	134.00

(1) Comprised of the following companies: Hershey Foods Corporation, Imperial Holly Corporation, Monterey Pasta Company, Paradise, Inc., Sherwood Brands, Tootsie Roll Industries, Valhi, Inc. and Wrigley (Wm.), Jr. Company.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Company’s Board of Directors consists of Lee N. Mortenson, Fred M. Trainor and Gerald A. Kien. None of the foregoing persons is or has been an officer of the Company.

16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company has no knowledge that any person who was a director, executive officer or 10% shareholder (a “Reporting Person”) at any time during fiscal 2004 failed to file, or was late in filing, any Form 3, 4 or 5. In making these disclosures, the Company has relied solely on written representations of its Reporting Persons, including certain written representations from Reporting Persons, that Forms 5 were not required, and on the reports filed by such Reporting Persons with the Securities and Exchange Commission.

ITEM 2:

PROPOSAL TO APPROVE THE ADOPTION OF THE 2004 STOCK OPTION PLAN

At the Annual Meeting, the shareholders of the Company will be asked to consider and approve the adoption of the 2004 Stock Option Plan (the “Option Plan”). The Option Plan was adopted, subject to shareholder approval, by the Board of Directors on June 18, 2004. The Company’s 1995 Stock Option Plan (the “1995 Plan”) will expire in July 2005. A total of 300,000 shares are reserved for issuance under the Option Plan. The following is a summary of the terms of the Option Plan, which is nevertheless qualified in its entirety by reference to its complete text attached to this Proxy Statement as Appendix C.

PURPOSE OF PLAN

The purpose of the Option Plan is to promote the interests of the Company and its shareholders by attracting, retaining and stimulating the performance of selected officers and other key employees by giving such employees the opportunity to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress.

ADMINISTRATION OF THE PLAN

A Committee of two or more members of the Board of Directors (the “Committee”) must be designated to administer the plan. The Committee must be composed of disinterested directors, as defined by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), or any similar rule or regulation promulgated thereunder. The Committee has full authority subject to the express provisions of the Option Plan to grant options under the Option Plan, to interpret the Plan and any option granted hereunder, to determine the terms of each option granted under the Option Plan and to make all other determinations and perform such actions as the Committee deems necessary or advisable to administer the Plan. The Board of Directors has designated the Compensation Committee to perform the functions of the Committee.

SHARES AVAILABLE

The Option Plan provides that the Committee may grant to employees such number of shares of Common Stock as the Committee in its discretion shall deem to be in the best interest of the Company. All grants under the plan are subject to adjustments in certain circumstances as hereinafter described.

ELIGIBILITY AND PARTICIPATION

Awards made pursuant to the Option Plan may be granted only to individuals who, at the time of the grant, are key employees or officers of the Company. There are presently approximately 40 such persons. Awards may not be made to any director who is not also an employee of the Company, nor to any member of the Committee. Grants of options are made at the discretion of the Committee and are based on the employee’s present and potential contributions to the success of the Company and such other factors as the Committee deems appropriate to carry out the purposes of the Option Plan.

TYPES OF GRANTS UNDER THE OPTION PLAN

If approved by the shareholders, the Option Plan provides that the Committee may designate any option granted either as a nonqualified stock option or an incentive stock option, except that the aggregate fair market value of the Common Stock with respect to which incentive stock options are exercisable for the first time by such employee during any calendar year may not exceed $100,000, determined as of the date the incentive stock option is granted. If, however, such option is intended to be an incentive stock option and its fair market value exceeds $100,000, such option will be deemed to be an incentive stock option to the extent it does not exceed $100,000 and a nonqualified stock option to the extent it exceeds that limit.

OPTION PRICE

The purchase price of options is determined by the Committee in its discretion at the time of the grant. The purchase price of incentive stock options must not be less than 100% of the fair market value per share of the Common Stock on the date the option is granted, except that the purchase price shall be at least 110% of the fair market value per share of the Common Stock on the date of grant if the optionee, on the date of such grant, possesses more than 10% of the total combined voting power of all classes of stock of the Company or any affiliate. The purchase price of a nonqualified stock option must be greater than the par value of the stock on either the date the option is granted or the date it is exercised, whichever is greater.

EXERCISE OF OPTIONS

An option may be exercised in whole or in part in accordance with procedures established by the Committee. Such procedures may include a limitation on the number of shares purchasable in any period of time, or any other terms and conditions not inconsistent with the terms of the Option Plan. The Committee, in its discretion, may accelerate the exercise date of any option.

PAYMENT OF EXERCISE PRICE

Common Stock purchased upon the exercise of an option must be paid for in full at the time of purchase. Payment must be made in cash or, if accepted by the Committee, in its discretion, shares of Common Stock owned by the optionee (valued at the fair market value on the date of exercise).

NONTRANSFERABILITY OF OPTIONS

Option awards are not transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the optionee only by the optionee.

EXPIRATION OF OPTIONS

Options granted under the Option Plan will generally be exercisable for a period of ten years after the date of grant. Options will expire, however, upon an earlier termination of the optionee’s employment, subject to certain grace periods. If, however, the optionee’s employment is terminated by reason of such optionee’s fraud, dishonesty or performance of other acts detrimental to the Company or an affiliate, such optionee’s options will immediately become null and void.

Any incentive stock option granted to an optionee who possesses more than 10% of the total combined voting power of all classes of stock of the Company or any affiliate shall not be exercisable after the expiration of five years from the date of its grant.

TERMINATION OF EMPLOYMENT

For purposes of the Option Plan, a transfer of employment shall not be considered to be a termination of employment for purposes of the Option Plan. The Committee, in its discretion, may determine whether an authorized leave of absence will constitute a termination of employment for purposes of the Option Plan. Nothing contained in the Option Plan or in any option agreement shall interfere with the right of the Company or any affiliate to terminate the employment of the optionee at any time with or without cause.

ADJUSTMENTS TO AWARDS UPON CHANGES IN COMMON STOCK

The number of shares as to which options may be granted under the Option Plan will be decreased or increased proportionally to account for a stock split or a dividend payable in shares of Common Stock. In the event of any other reclassification of Common Stock, or in the event of a liquidation or reorganization of the Company or an affiliate, the Board will make any necessary adjustments to any unexercised options granted under the Option Plan.

If the Company is merged into or consolidated with another corporation and the Company is not the surviving corporation, or if the Company disposes of all or substantially all of its assets to another corporation, then all outstanding options may be cancelled by the Board, but all optionees must receive notice of such cancellation and would have the right to exercise such option in full during the 30-day period preceding the effective date of such action.

AMENDMENT AND TERMINATION OF THE OPTION PLAN

The Option Plan will terminate, unless previously terminated by the Board, ten years from June 18, 2004. No options may be granted after that date. The Board may alter or amend the Option Plan but may not, without shareholder approval, (i) abolish the Committee, change the qualifications of its members or withdraw the administration of the Option Plan from its supervision, (ii) increase the total number of shares of Common Stock which may be granted under the Option Plan, (iii) extend the term of the Option Plan or the maximum exercise period provided in the Option Plan, (iv) decrease the minimum purchase price of Common Stock provided in the Option Plan, (v) materially increase the benefits accruing to participants under the Option Plan, or (vi) materially modify the requirements as to eligibility for participation in the Option Plan.

No termination or amendment of the Option Plan may adversely affect the rights of an optionee under a previously granted option, except with the consent of the optionee.

MODIFICATIONS OF OPTIONS

Subject to the terms of the Option Plan, the Committee may modify or extend outstanding options, or accept the surrender of options granted under the Option Plan and authorize the granting of new options in substitution, except that no such modification may, without the consent of the optionee, impair any rights under any option, except as necessary to comply with Section 422(b) of the Code.

FEDERAL INCOME TAX CONSEQUENCES

The following summary is based upon an analysis of the Internal Revenue Code as currently in effect (the “Code”), existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of federal income tax consequences, and the federal income tax consequences to employees may be either more or less favorable than those described below depending on their particular circumstances.

INCENTIVE STOCK OPTIONS. No income will be recognized by an optionee for federal income tax purposes upon the grant or exercise of an incentive stock option. The basis of shares transferred to an optionee pursuant to the exercise of an incentive stock option is the price paid for the shares. If the optionee holds the shares for at least one year after transfer of the shares to the optionee and two years after the grant of the option, the optionee will recognize capital gain or loss upon sale of the shares received upon the exercise equal to the difference between the amount realized on the sale and the exercise price. Generally, if the shares are not held for that period, the optionee will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price of such shares, or if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. Any additional gain realized by the optionee upon such disposition will be a capital gain.

The excess of the fair market value of shares received upon the exercise of an incentive stock option over the option price for the shares is an item of adjustment for the optionee for purposes of the alternative minimum tax.

The Company is not entitled to a deduction upon the exercise of an incentive stock option by an optionee. If the optionee disposes of the shares received pursuant to such exercise prior to the expiration of one year following transfer of the shares to the optionee or two years after grant of the option, however, the Company may, subject to the deduction limitation described below, deduct an amount equal to the ordinary income recognized by the optionee upon disposition of the shares at the time such income is recognized by the optionee.

If an optionee uses already owned shares of Common Stock to pay the exercise price for shares under an incentive stock option, the resulting tax consequences will depend upon whether the already owned shares of Common Stock are “statutory option stock”, and, if so, whether such statutory option stock has been held by the optionee for the applicable holding period referred to in Section 424(c)(3)(A) of the Code. In general, “statutory option stock” (as defined in Section 424(c)(3)(B) of the Code) is any stock acquired through the exercise of an incentive stock option, a qualified stock option, an option granted pursuant to an employee stock purchase plan or a restricted stock option, but not through the exercise of a nonqualified stock option. If the stock is statutory option stock with respect to which the applicable holding period has been satisfied, no income will be recognized by the optionee upon the transfer of such stock in payment of the exercise price of an incentive stock option. If the stock is not statutory option stock, no income will be recognized by the optionee upon the transfer of the stock unless the stock is not substantially vested within the meaning of the regulations under Section 83 of the Code (in which event it appears that the optionee will recognize ordinary income upon the transfer equal to the amount by which the fair market value of the transferred shares exceeds their basis). If the stock used to pay the exercise price of an incentive stock option is statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of such stock will be a disqualifying disposition described in Section 421(b) of the Code which will result in the recognition of ordinary income by the optionee in an amount equal to the excess of the fair market value of the statutory option stock at the time the incentive stock option covering such stock was exercised over the option price of such stock.

NONQUALIFIED STOCK OPTIONS. No income will be recognized by an optionee for federal income tax purposes upon the grant of a nonqualified stock option. Except as described below in the case of an “insider” subject to Section 16(b) of the 1934 Act, who exercises his or her option less than six months from the date of grant, upon exercise of a nonqualified stock option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price of the shares. In the absence of an election under Section 83(b) of the Code, an “insider” subject to Section 16(b) of the 1934 Act who exercises a nonqualified stock option less than six months from the date the option was granted will recognize income on the date six months after the date of grant in an amount equal to the excess of the fair market value of the shares on such date over the option price of the shares. An optionee subject to Section 16(b) of the 1934 Act can avoid such deferral by making an election under Section 83(b) of the Code, no later than 30 days after the date of exercise. Executive officers, directors and 10% shareholders of the Company will generally be deemed to be “insiders” for purposes of Section 16(b) of the 1934 Act.

Income recognized upon the exercise of nonqualified stock options will be considered compensation subject to withholding at the time the income is recognized, and, therefore, the Company must make the necessary arrangements with the optionee to ensure that the amount of the tax required to be withheld is available for payment. Nonqualified stock options are designed to provide the Company with a deduction equal to the amount of ordinary income recognized by the optionee at the time of such recognition by the optionee.

The basis of shares transferred to an optionee pursuant to exercise of a nonqualified stock option is the price paid for such shares plus an amount equal to any income recognized by the optionee as a result of the exercise of the option. If an optionee thereafter sells shares acquired upon exercise of a nonqualified stock option, any amount realized over the basis of the shares will constitute capital gain to the optionee for federal income tax purposes.

If an optionee uses already owned shares of Common Stock to pay the exercise price for shares under a nonqualified stock option, the number of shares received pursuant to the option which is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the optionee upon such exercise will be taxable to the optionee as ordinary income. If such already owned shares of Common Stock are not “statutory option stock” (which is defined in Section 424(c)(3)(B) of the Code to include any stock acquired through the exercise of an incentive stock option, a qualified stock option, an option granted pursuant to an employee stock purchase plan or a restricted stock option, but not through the exercise of a nonqualified stock option) or are statutory option stock with respect to which the applicable holding period referred to in Section 424(c)(3)(A) of the Code has been satisfied, the shares received pursuant to the exercise of the option will not be statutory option stock and the optionee’s basis in the number of shares delivered in payment of the exercise price will be equal to the basis of the shares delivered in payment. The basis of the remaining shares received upon such exercise will be equal to the fair market value of such shares.

LIMITATIONS ON THE COMPANY’S COMPENSATION DEDUCTION. Section 162(m) of the Code, which became effective in 1994, limits the deduction which the Company may take for otherwise deductible compensation payable to certain executive officers of the Company to the extent that compensation paid to such officers for such year exceeds $1 million, unless such compensation is performance-based, is approved by the Company’s shareholders and meets certain other criteria. There is no assurance that grants made to employees under the Option Plan will satisfy the performance-based compensation requirements and, accordingly, the Company may be limited by Section 162(m) of the Code in the amount of deductions it would otherwise be entitled to take (as described in the foregoing summary).

GRANTS UNDER THE OPTION PLAN

On June 18, 2004, the Compensation Committee granted incentive stock options under the Option Plan covering 200,000 shares of Common Stock to thirty-nine employees of the Company, including options covering a total of 105,000 shares to five executive officers. The following table sets forth certain information regarding such options. Options vest and are exercisable at 20% per year over a period of five years during the period beginning on June 18, 2005 and expire 10 years from the date of grant.

Aggregate Option Awards
2004 Stock Option Plan

	Number of Shares	% of Total Options	Average
	Underlying	Granted	Exercise Price
Name and Position	Options Granted	To Employees	($/Share)
Franklin E. Crail Chief Executive Officer	-0-	—	—

Bryan J. Merryman Chief Operating Officer and Chief Financial Officer	30,000	15%	$10.89

Gregory L. Pope Sr Vice President-Franchise Development and Operations	30,000	15%	$10.89

Edward L. Dudley Sr Vice President-Sales and Marketing	15,000	7.5%	$10.89

Jay B. Haws Vice President-Creative Services	15,000	7.5%	$10.89

William K. Jobson Chief Information Officer	15,000	7.5%	$10.89

Executive Group (6 Persons)	105,000	52.5%	$10.89

Non-Executive Officer Employee Group	95,000	47.5%	$10.89

Except as indicated above, no person received more than 5% of the total options granted under the Option Plan. If the adoption of the Option Plan is not approved by the shareholders at the Annual Meeting, each of the foregoing options will be null and void.

There are currently options covering 402,810 shares of Common Stock outstanding under the 1995 Plan, including options held by current executive officers of the Company as a group covering 328,900 shares and options held by other employees covering 73,910 shares.

On June 18, 2004, the closing sale price of the Company’s Common Stock as reported on the Nasdaq National Market was $10.89 per share.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS BELIEVES THAT THE 2004 STOCK OPTION PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE ADOPTION OF THE 2004 STOCK OPTION PLAN.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Ehrhardt Keefe Steiner & Hottman (EKS&H) was the independent public accountant for the Company for the year ended February 29, 2004. It is expected that representatives of EKS&H will be present at the Annual Meeting to make any statement they desire and to respond to appropriate questions.

     Ehrhardt Keefe Steiner & Hottman have been appointed as independent public accountant for the Company for the fiscal year ending February 28, 2005. Shareholders are not being asked to ratify the appointment.

     On February 12, 2004, Rocky Mountain Chocolate Factory, Inc. (the “Company”) dismissed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent accountant and engaged Ehrhardt Keefe Steiner & Hottman PC (“EKS&H”) as the Company’s new independent accountant.

     Grant Thornton’s report on the financial statements of the Company for each of the past two years contained no adverse opinion or disclaimer of opinion, nor was modified as to uncertainty, audit scope, or accounting principles. The dismissal of Grant Thornton and the engagement of “EKS&H” was recommended and approved by the Company’s Audit Committee.

     During the two most recent fiscal years and any subsequent interim period of Grant Thornton as independent accountant for the Company there were no disagreements with Grant Thornton, resolved or unresolved, concerning any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     The Company has not, during its two most recent fiscal years, and any subsequent interim period prior to engaging EKS&H, consulted with EKS&H regarding:

(i)	The application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither written nor oral advice was provided by EKS&H which was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue.

(ii)	Any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation SK promulgated under the Securities Exchange Act of 1934, as amended, or an event otherwise required to be reported pursuant to Item 304(a)(1)(iv).

     The Company has provided Grant Thornton with a copy of the disclosures contained herein, and Grant Thornton has issued a letter, addressed to the Securities and Exchange Commission, stating whether Grant Thornton agrees with the statements contained herein. A copy of Grant Thornton’s letter is attached as Appendix D.

PRINCIPAL ACCOUNTANT AUDIT FEES AND SERVICES

     During the fiscal years ended February 29, 2004 and February 28, 2003, Grant Thornton LLP, our prior independent auditor and principal accountant, billed the approximate fees as follows:

	2004	2003
Audit Fees	$115,119	$68,700
Financial Information Systems Design and Implementation Fees	$-0-	$-0-
All Other Fees	$64,200	$27,400

     None of the foregoing fees relate to the current independent auditor and principal accountant, EKS&H. The Audit Committee has determined that the provision of the services listed above is compatible with maintaining the principal accountant’s independence.

DEADLINE FOR SUBMITTING SHAREHOLDER PROPOSALS

     Any shareholder of the Company wishing to have a proposal considered for inclusion in the Company’s 2005 proxy solicitation materials must, in addition to other applicable requirements, set forth the proposal in writing and submit it to the Secretary of the Company at the principal executive offices of the Company at 265 Turner Drive Durango, Colorado 81303 on or before February 20, 2005. The Board of Directors of the Company will review any proposals from shareholders it receives by that date and will determine whether any proposals will be included in its 2005 Proxy solicitation materials.

ANNUAL REPORT TO SHAREHOLDERS

     The Company’s 2004 Annual Report on Form 10-K is being mailed to shareholders with this Proxy Statement.

OTHER MATTERS AT THE MEETING

     As of the date of this Proxy Statement, management knows of no matters not described herein to be brought before the shareholders at the Annual Meeting. Should any other matters properly come before the meeting, it is intended that the persons named in the accompanying Proxy will vote thereon according to their best judgment in the interest of the Company.

OTHER DOCUMENTS NOT A PART OF THIS PROXY STATEMENT

     Certain information in this Proxy Statement, specifically the Audit Committee Report beginning on page 6 (other than any information contained therein not permitted to be so excluded), the report of the Nominating Committee on page 7 (other than any information contained therein not permitted to be so excluded), the report of the Compensation Committee beginning on page 7 (other than any information contained therein not permitted to be so excluded); and the Performance Graph appearing on page 13, shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission under or pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 as currently in effect and shall not be deemed to be incorporated by reference into any filing by the Company under such Acts, unless specifically provided otherwise in such filing.

SHAREHOLDERS ARE URGED TO PROMPTLY MARK, DATE, SIGN AND RETURN
THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

By Order of the Board of Directors

/S/ Bryan J. Merryman

Bryan J. Merryman
Chief Operating Officer/Chief Financial Officer

June 28, 2004

Appendix A

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
CHARTER

I. PURPOSE

This Charter (“Charter”) shall govern the operations of the Audit Committee (“Committee”) of the Board of Directors (“Board”) of Rocky Mountain Chocolate Factory, Inc., a Colorado corporation (“Corporation”). The purpose of the Charter is to assist and direct the Committee in fulfilling its oversight responsibilities in performing the following primary responsibilities:

•	Monitor the Corporation’s financial reporting processes and systems of internal controls regarding finance and accounting.

•	Monitor the independence and performance of the Corporation’s independent auditors.

•	Provide a forum for communication among the Board, the independent auditors, and financial and senior management of the Corporation.

•	Perform such other duties as are delegated to the Committee by the Board.

The Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Corporation and to engage independent counsel and other advisers as it determines necessary in order to carry out its duties.

II. COMPOSITION

The Committee shall be comprised of three or more directors, each of whom shall meet all requirements for independence promulgated by The Nasdaq Stock Market, Inc. (“Nasdaq”). Each member shall be able to read and understand fundamental financial statements, or will become able to do so within a reasonable period of time after being elected to the Committee, and at least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Additionally, not less than one member of the Committee shall have been determined by the Board to be, and designated by the Board as, a “financial expert” as defined in Item 401(h) of Regulation SK promulgated under the Securities and Exchange Act of 1934, as amended.

Members of the Committee shall be elected by the Board at the annual meeting of the Board to serve until their successors are duly elected and qualified. If a member is unable to serve a full term, the Board shall elect a replacement. Unless a Chairman is elected by the full Board, the members of the Committee shall designate a Chairman by majority vote of the full Committee.

III. MEETINGS

The Committee shall meet at least annually, and more frequently as circumstances dictate. The Committee, or its Chairman, shall communicate each quarter with the independent auditors and management to review the Corporation’s interim financial statements in accordance with Section VI.4. below. The Committee shall meet at least annually with management and the independent auditors in accordance with Section VI.5. below. Such meetings and communications shall be either in person or by conference telephone call, such meetings may be either separate or combined, at the discretion of the Committee.

IV. ACCOUNTABILITY

The independent auditor’s shall be ultimately accountable to the Board and the Committee; provided that the Committee, in its capacity as a committee of the Board, shall be directly responsible for the appointment, compensation, and oversight of the work of any registered public accounting firm employed by the Corporation (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such registered public accounting firm shall report directly to the Committee.

V. FUNDING

The Corporation shall provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of compensation to (a) the registered public accounting firm employed by the Corporation for the purpose of rendering or issuing an audit report; and (b) to any advisors, including counsel, employed by the Committee in connection with the discharge of its duties.

VI. RESPONSIBILITIES

The responsibility of the Committee shall be to oversee the Corporation’s financial reporting process on behalf of the Board and to report the results of such oversight activities to the Board and to the shareholders of the Corporation. The responsibility of management is to prepare the Corporation’s financial statements. The responsibility of the independent auditors is to audit those financial statements. To fulfill its responsibilities the Committee shall:

Financial Reporting Review

1.	Review and reassess the adequacy of this Charter, at least annually, as conditions dictate.

2.	Confirm, at least annually, that the members of the Committee continue to meet all Nasdaq requirements for independence.

3.	Confirm that the Company has made to the Nasdaq all required certifications regarding the annual review and reassessment of this Charter.

4.	Prior to filing, in accordance with Statement of Auditing Standards No. 100 (“SAS No. 100”), and considering Statement on Auditing Standards No. 61 (“SAS No. 61”) as it relates to interim financial information, review with management and the independent auditors (i) the Company’s quarterly financial results prior to the release of earnings and (ii) the Company’s Quarterly Reports on Form 10-Q prior to the filing of such reports with the Securities and Exchange Commission (the “SEC”). The Chairman of the Committee may represent the entire Committee for purposes of this review.

5.	Prior to distribution, review the Corporation’s audited financial statements, and discuss them with management and with the independent auditors, with specific attention to those matters to be discussed by SAS No. 61.

6.	Receive from the independent auditors that formal written statement required by Independence Standards Board Standard No. 1 (“ISB Standard No. 1) and discuss with them that statement and their independence from management and the Corporation. Recommend, if appropriate, that the Board take appropriate action in response to the independent auditors’ written disclosures to satisfy itself of the independent auditors’ independence.

7.	Based on the review and discussions set forth above, determine whether to recommend to the Board that the audited financial statements of the Corporation be included in its Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

8.	Review the regular internal reports to management prepared by the financial staff and discuss them with management as necessary. Meet with management and the independent auditor to review and discuss the annual audited financial statements and quarterly financial statements, including the related footnotes, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the report of the independent auditor thereon and to discuss any off-balance sheet structures and significant issues encountered in the course of the audit work, including any restrictions on the scope of activities, access to required information, significant disagreements with management or the adequacy of internal controls.

9.	Review and discuss with the independent auditors their evaluation of the Corporation’s financial reporting processes, both internal and external.

10.	Review and discuss with the independent auditors’ their judgment about the quality and appropriateness, not just the acceptability, of the Corporation’s accounting principles as applied in its financial reporting.

Independent Auditors

11.	Select and retain the independent auditor; determine and approve compensation of the independent auditor; resolve disagreements between management and the independent auditor; oversee and evaluate the independent auditor; and, where appropriate, replace the independent auditor, with the understanding that the independent auditor shall report directly to and be overseen by the Committee. Prior to commencement of work on the annual audit by the independent auditors, discuss with them the overall scope and plan for their audit.

12.	Pre-approve the retention of the independent auditor for all audit and such non-audit services as the independent auditor is permitted to provide the Company and approve the fees for such services, other than de minimis non-audit services allowed by relevant law. The Committee may pre-approve services by establishing detailed pre-approval policies and procedures as to the particular service; provided that the Committee is informed of each service pre-approved and that no pre-approval shall be delegated to management. In considering whether to pre-approve any non-audit services, the Committee or its delegees shall consider whether the provision of such services is compatible with maintaining the independence of the auditor

13.	Following completion of work on the annual audit, discuss with the independent auditors and management the adequacy and effectiveness of the Company’s systems of internal controls regarding finance and accounting.

14.	Ensure that the independent auditor’s lead partner and reviewing partner are replaced at least once every five years. Consider, from time to time, whether a rotation of the independent auditing firm would be in the best interests of the Company and its shareholders

15.	Ensure that the Committee’s approval of any audit services is publicly disclosed pursuant to applicable laws, rules and regulations.

Process Improvement

16.	At least annually, obtain and review a report by the independent auditor describing the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, relating to one or more audits carried out by the firm and any steps taken to deal with any such issues. Review and discuss with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been or can be implemented.

Accounting Complaints

17.	Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

Legal Matters

18.	Review, with the Corporation’s counsel (a) legal compliance matters, and (b) other legal matters that could have an impact on the Corporation’s financial statements.

Appendix B

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

NOMINATING COMMITTEE CHARTER

General

The Nominating Committee (the “Committee”) shall be appointed by the Board of Directors (the “Board”) of Rocky Mountain Chocolate Factory, Inc. (the “Company”). The primary function of the Committee is to (i) identify individuals qualified to become members of the Board, and (ii) approve and recommend to the Board director candidates. The Committee shall have all authority necessary to fulfill the duties and responsibilities assigned to the Committee in this Charter or otherwise assigned to it by the Board.

Composition and Delegation

          The Committee shall be comprised of not less than three (3) independent directors. Each member of the Committee shall meet the independence standards required by the Board and applicable laws, regulations and listing requirements, unless otherwise provided by the Board or applicable laws, regulations or listing requirements. The members of the Committee shall be appointed annually by the Board at its annual meeting or as otherwise necessary to fill vacancies. The Board shall designate one of the Committee members as Chairperson. The Board may remove any member from the Committee at any time with or without cause. The Committee, when appropriate, may form and delegate authority to subcommittees and may, to the extent permitted by applicable laws, regulations and listing requirements, delegate authority to one or more designated members of the Committee, the Board or Company officers.

          The Committee shall have the authority to retain and terminate any search firm that is used to identify director candidates and the authority to approve fees and other retention terms. As the Committee deems appropriate, it may also retain independent counsel and other consultants to assist the Committee without seeking further Board approval with respect to the selection, fees or retention terms for any such advisers.

Duties and Responsibilities

          The Committee shall:

     Director Selection

•	Review, approve and recommend for Board consideration director candidates based on relevant factors, including, but not limited to, an individual’s independence, knowledge, skill, training, experience, and willingness to serve on the Board.

•	Determine procedures for the review, approval and recommendation of director candidates, as appropriate.

B-1

Meetings

     In accordance with the applicable provisions of the Company’s bylaws, as amended from time to time, the Committee shall meet at such times and places, and with such persons present, as the members deem advisable, and shall make such recommendations to the Board as the Committee considers appropriate.

Minutes

     Minutes of each meeting shall be prepared by the Committee Chairperson or by his/her designee and sent to the Committee members. Following an initial review by the Committee members, the Committee will provide the minutes to the Board. The Secretary of the Company shall archive the approved minutes. The Committee will also report to the Board on any significant matters arising from the Committee’s work.

Selection Procedures

     Potential director candidates should be referred to the Chairperson of the Committee for consideration by the Committee and possible recommendation to the Board, if deemed appropriate. The Committee may maintain a list of director candidates to consider and propose to the Board, as required. If necessary or desirable in the opinion of the Committee, the Committee will determine appropriate means for seeking additional director candidates, including engagement of any outside consultant to assist the Committee in the identification of director candidates.

     The Committee will consider candidates recommended by shareholders when such recommendation is made in writing (i) delivered pursuant to the Company’s Policy on Shareholder Communications with the Board of Directors; (ii) received by a date no later than the 120th calendar day before the date of the Company’s proxy statement released to shareholders in connection with the previous year’s annual meeting; and (iii) signed by one or more shareholders that beneficially owned five percent (5%) or more of the Company’s voting common stock for a at least one (1) year as of the date the recommendation is made.

     The Committee will decide on the appropriate means for the review and approval of individual director candidates, including current directors, and the recommendation of director candidates to the Board. In the event of a vacancy on the Board, the Chairperson of the Committee will initiate the effort to identify appropriate director candidates unless the vacancy is eliminated by action of the Board or shareholders.

Evaluation

     The Committee shall review and reassess this Charter at least annually and, if appropriate, propose changes to the Board.

B-2

Appendix C

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
2004 STOCK OPTION PLAN

Section 1. Purpose. It is the purpose of the Plan to promote the interests of Rocky Mountain Chocolate Factory, Inc. (the “Company”) and its shareholders by attracting, retaining and stimulating the performance of selected officers and other key employees by giving such employees the opportunity to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress. Unless otherwise specified in the option agreement, each Option granted under the Plan shall be an Incentive Stock Option.

Section 2. Definitions. As used herein the following terms have the following meanings:

(a) “Affiliate” means any parent or subsidiary corporation of the Company within the meaning of Section 424(e) and (f) of the Code.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(d) “Committee” means the Compensation Committee described in Section 4 hereof.

(e) “Common Stock” means the $0.03 par value Common Stock of the Company.

(f) “Company” means Rocky Mountain Chocolate Factory, Inc., a Colorado corporation.

(g) “Employee” means any regular salaried officer (including an officer who may be a member of the Board) or other key employee of the Company or an Affiliate.

(h) “Fair Market Value” means, unless the Committee determines otherwise in good faith, the closing sale price of the Common Stock on the date in question (or, if there is no reported sale on such date, then on the last preceding day on which a reported sale occurred) as reported on the Nasdaq National Market or any national stock exchange or other stock market on which the Common Stock is then traded, or if the Common Stock is not listed or admitted to trading on the Nasdaq National Market or any national stock exchange but is quoted as an over-the-counter security on Nasdaq or any similar system then in use, “Fair Market Value” shall mean the average of the closing high bid and low asked quotations on such system for the Common Stock on the date in question.

(i) “Incentive Stock Option” means an incentive stock option within the meaning of Section 422(b) of the Code.

(j) “Lock-Up Period” means any period during which an Optionee is prohibited from selling shares of Common Stock without the consent of an underwriter or placement agent (or a representative thereof) pursuant to an agreement between the Optionee and such underwriter, placement agent or representative in connection with an offering of securities of the Company.

(k) “Nonqualified Stock Option” means an option that is not an Incentive Stock Option.

(l) “Option” means any option to purchase shares of Common Stock granted pursuant to the provisions of the Plan.

(m) “Optionee” means an Employee who has been granted an Option under the Plan.

(n) “Plan” means this Rocky Mountain Chocolate Factory, Inc. 2004 Stock Option Plan.

(o) “Retirement” means an Optionee’s termination of employment with the Company or an Affiliate after the Optionee reaches age 65.

Section 3. Number of Shares. Options may be granted by the Company from time to time under the Plan to purchase an aggregate of 300,000 shares of the authorized Common Stock. If an Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to such expired or terminated Option shall be available for purposes of the Plan.

Section 4. Administration of the Plan. The Plan shall be administered by a Compensation Committee which shall consist of two or more members of the Board, each of whom shall be a disinterested person within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any similar rule or regulation promulgated thereunder. Each member of the Committee shall be appointed by and shall serve at the pleasure of the Board. The Board shall have the sole continuing authority to appoint members of the Committee both in substitution for members previously appointed and to fill vacancies however caused. The following provisions shall apply to the administration of the Plan:

(a) The Committee shall designate one of its members as Chairman and shall hold meetings at such times and places as it may determine. Each member of the Committee shall be notified in writing of the time and place of any meeting of the Committee at least two days prior to such meeting, provided that such notice may be waived by a Committee member. A majority of the members of the Committee shall constitute a quorum and any action taken by a majority of the members of the Committee present at any duly called meeting at which a quorum is present (as well as any action unanimously approved in writing) shall constitute action by the Committee.

(b) The Committee may appoint a Secretary (who need not be a member of the Committee) who shall keep minutes of its meetings. The Committee may make such rules and regulations for the conduct of its business as it may determine.

(c) No member of the Committee shall be eligible to receive an Option under the Plan.

(d) The Committee shall have full authority subject to the express provisions of the Plan to interpret the Plan and any Option granted hereunder, to provide, modify and rescind rules and regulations relating to the Plan, to determine the terms and provisions of each Option and the form of each option agreement evidencing an Option granted under the Plan and to make all other determinations and perform such actions as the Committee deems necessary or advisable to administer the Plan. In addition, the Committee shall have full authority, subject to the express provisions of the Plan, to determine the Employees to whom Options shall be granted, the time or date of grant of each such Option, the number of shares subject thereto, and the price at which such shares may be purchased, and the nature and extent of restrictions, if any, on such shares. In making such determinations, the Committee may take into account the nature of the services rendered by the Employee, his present and potential contributions to the success of the Company’s business and such other facts as the Committee in its discretion shall deem appropriate to carry out the purposes of the Plan.

(e) No member of the Committee or the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

Section 5. Grant of Options. At any time and from time to time during the term of the Plan and subject to the express provisions hereof, Options may be granted by the Committee to any Employee for such number of shares of Common Stock as the Committee in its discretion shall deem to be in the best interest of the Company and which will serve to further the purposes of the Plan. The Committee, in its discretion, may designate any Option so granted as an Incentive Stock Option; provided, however, that the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options granted to an Employee under the Plan (including all options qualifying as Incentive Stock Options granted to such Employee under any other plan of the Company or an Affiliate) are exercisable for the first time by such Employee during any calendar year shall not exceed $100,000, determined as of the date the Incentive Stock Option is granted. If an Option that is intended to be an Incentive Stock Option shall be granted and such Option does not comply with the proviso of the immediately preceding sentence, such Option shall not be void but shall be deemed to be an Incentive Stock Option to the extent it does not exceed the limit established by such proviso and shall be deemed a Nonqualified Stock Option to the extent it exceeds that limit.

Section 6. Option Price and Payment. The purchase price per share of Common Stock under each Incentive Stock Option shall be determined by the Committee in its discretion, but in no event shall such price be less than 100% of the Fair Market Value per share of Common Stock on the date the Incentive Stock Option is granted; provided, however, that the purchase price per share of Common Stock under any Incentive Stock Option granted to an Optionee who, on the date such Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate shall be at least 110% of the Fair Market Value per share of Common Stock on the date of grant. The purchase price per share of Common Stock under each Nonqualified Stock Option shall be determined by the Committee in its discretion, but in no event shall such price be less than the par value per share of Common Stock on the date the Nonqualified Stock Option is granted or exercised, whichever is greater. Upon exercise of an Option, the purchase price shall be paid in full (i) in cash or (ii) with the consent of the Committee and if and to the extent provided for under the option agreement for such Option, in cash and/or by delivery of shares of Common Stock already owned by the Optionee, which shares are free of all liens, claims and encumbrances of every kind and have an aggregate Fair Market Value (determined as of the date of exercise) equal to the purchase price. The proceeds of such sale shall constitute general funds of the Company. Upon exercise of an Option, the Optionee will be required to pay to the Company the amount of any federal, state or local taxes required by law to be withheld in connection with such exercise.

Section 7. Option Period and Terms of Exercise of Options. Except as otherwise provided for herein, each Option granted under the Plan shall be exercisable during such period commencing on the date of the grant of such Option as the Committee shall determine; provided, however, that the otherwise unexpired portion of any Option shall expire and become null and void no later than upon the first to occur of (i) the expiration of ten years from the date such Option was granted; (ii) the later of (A) the expiration of 30 days from the date of the termination of the Optionee’s employment with the Company or an Affiliate for any reason other than Retirement, disability or death or (B) in the event that the 30-day period specified in (ii)(A) occurs during a Lock-Up Period, the expiration of 30 days following the expiration of such Lock-Up Period; (iii) the later of (A) the expiration of three months from the date of the termination of the Optionee’s employment with the Company or an Affiliate by reason of Retirement or (B) in the event that the three-month period specified in (iii)(A) occurs during a Lock-Up Period, the expiration of three months following the expiration of such Lock-Up Period; or (iv) the expiration of one year from the date of the termination of the Optionee’s employment with the Company or an Affiliate by reason of disability (as determined by the Committee in its sole discretion) or death; provided, however, that an Option that is intended to be an Incentive Stock Option shall not be treated as an Incentive Stock Option to the extent it is exercised more than three months following the Optionee’s termination of employment with the Company or an Affiliate for any reason other than disability or death. Anything herein to the contrary notwithstanding, the otherwise unexpired portion of any option granted hereunder shall expire and become null and void immediately upon an Optionee’s termination of employment with the Company or an Affiliate by reason of such Optionee’s fraud, dishonesty or performance of other acts detrimental to the Company or an Affiliate (as determined by the Committee in its sole discretion). An Incentive Stock Option granted to an Optionee who, on the date such Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate shall not be exercisable after the expiration of five years from the date of its grant. Under the provisions of any option agreement evidencing an Option, the Committee may limit the number of shares purchasable thereunder in any period or periods of time during which the Option is exercisable and may impose such other terms and conditions upon the exercise of an Option as are not inconsistent with the terms of this Plan; provided, however, that the Committee, in its discretion, may accelerate the exercise date of any such Option.

Section 8. Nontransferability of Options. An Option granted under the Plan shall be transferable by the Optionee only by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee.

Section 9. Termination of Employment. A transfer of employment among the Company and any of its Affiliates shall not be considered to be a termination of employment for the purposes of the Plan. The Committee, in its sole and absolute discretion, shall determine whether an authorized leave of absence or absence on military or government service shall constitute a termination of employment for purposes of the Plan. Nothing in the Plan or in any option agreement evidencing an Option granted under the Plan shall confer upon any Optionee any right to continue in the employ of the Company or any Affiliate or in any way interfere with the right of the Company or any Affiliate to terminate the employment of the Optionee at any time, with or without cause.

Section 10. Adjustments Upon Changes in Common Stock. In the event the Company shall effect a split of the Common Stock or dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares as to which Options may be granted under the Plan shall be decreased or increased proportionately. In the event that before delivery by the Company of all of the shares of Common Stock for which any Option has been granted under the Plan, the Company shall have effected such a split, dividend or combination, the shares still subject to such Option shall be increased or decreased proportionately and the purchase price per share shall be decreased or increased proportionately so that the aggregate purchase price for all of the shares then subject to such Option shall remain the same as immediately prior to such split, dividend or combination.

In the event of a reclassification of Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization (including a merger, consolidation, spinoff or sale of assets) of the Company or an Affiliate, including a transaction in which the Company or an Affiliate is not the survivor, the Board shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares covered by the unexercised portions of Options theretofore granted under the Plan. The provisions of this Section shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.

Section 11. Amendment and Termination of the Plan. Subject to the right of the Board to terminate the Plan prior thereto, the Plan shall terminate at the expiration of ten years from June 18, 2004, the date of adoption of the Plan by the Board. No Options may be granted after termination of the Plan. The Board may alter or amend the Plan but may not without the approval of the shareholders of the Company make any alteration or amendment thereof which operates to (i) abolish the Committee, change the qualifications of its members or withdraw the administration of the Plan from its supervision, (ii) increase the total number of shares of Common Stock which may be granted under the Plan (other than as provided in Section 10 hereof), (iii) extend the term of the Plan or the maximum exercise period provided in Section 7 hereof, (iv) decrease the minimum purchase price for Common Stock provided in Section 6 (other than as provided in Section 10 hereof), (v) materially increase the benefits accruing to participants under the Plan, or (vi) materially modify the requirements as to eligibility for participation in the Plan.

No termination or amendment of the Plan shall adversely affect the rights of an Optionee under a previously granted Option, except with the consent of such Optionee.

Section 12. Modification of Options. Subject to the terms and conditions of and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan (including the conversion of an Incentive Stock Option into a Nonqualified Stock Option), or accept the surrender of Options outstanding hereunder (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor. Notwithstanding the foregoing, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted to such Optionee, except as may be necessary, with respect to Incentive Stock Options, to satisfy the requirements of Section 422(b) of the Code.

Section 13. Requirements of Law. The granting of Options and the issuance of Common Stock upon the exercise of an Option shall be subject to all applicable laws, rules and regulations and to such approval by governmental agencies as may be required.

Section 14. Investment Letter. If the Company so elects, the Company’s obligation to deliver Common Stock with respect to an Option shall be conditioned upon its receipt from the Employee to whom such Common Stock is to be delivered of an executed investment letter containing such representations and agreements as the Committee may determine to be necessary or advisable in order to enable the Company to issue and deliver such Common Stock to such Employee in compliance with the Securities Act of 1933 and other applicable federal, state or local securities laws or regulations.

Section 15. Stock Purchase Agreement. The Committee, in its sole and absolute discretion, may require, as an additional condition to the issuance of Common Stock upon the exercise of an Option, that the Optionee furnish to the Company an executed stock purchase agreement in such form as may be prescribed by the Committee.

Section 16. Effective Date of the Plan. The Plan shall become effective, as of the date of its adoption by the Board, when it has been duly approved by the holders of at least a majority of the shares of Common Stock present or represented and entitled to vote at a meeting of the shareholders of the Company duly held in accordance with applicable law within twelve months after the date of adoption of the Plan by the Board. If the Plan is not so approved, the Plan shall terminate and any Option granted hereunder shall be null and void.

Section 17. Gender. Words of any gender used in the Plan shall be construed to include any other gender, unless the context requires otherwise.

     IN WITNESS WHEREOF, this Plan has been executed at Durango, Colorado, on this 18th day of June, 2004, to be effective as of June 18, 2004.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
By:	/s/ Franklin E. Crail
Franklin E. Crail, President

Appendix D

(Company Letterhead)
Grant Thornton LLP

February 12, 2004
Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Re:	Rocky Mountain Chocolate Factory Commission File No.: 0-14749

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Rocky Mountain Chocolate Factory, Inc. dated February 12, 2004, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP

Proxy — Rocky Mountain Chocolate Factory, Inc.

Meeting Details

265 Turner Drive
Durango, Colorado 81303

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints FRANKLIN E. CRAIL and VIRGINIA M. PEREZ, and each of them, as the undersigned’s attorneys and proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as directed below, all the shares of Common Stock of ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. (the “Company”) held of record by the undersigned on July 1, 2004, at the annual meeting of shareholders to be held on August 13, 2004 or any adjournment thereof. Please mark boxes in black ink.

This proxy when properly executed will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR MANAGEMENT’S NOMINEES FOR ELECTION AS DIRECTORS.

(Continued and to be voted on reverse side.)

Rocky Mountain Chocolate Factory, Inc.

     ☐ Mark this box with an X if you have made changes to your name or address details below.

Use a black pen. Print in CAPITAL letters inside the grey areas as shown in this example.	A B C 1 2 3	X

Annual Meeting Proxy Card

A Election of Directors

FOR all nominees listed below (except as marked to the contrary below)

WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), strike a line through the nominee’s name or write a zero (“0”) in the space following his name below. To exercise cumulative voting by casting two or more votes per share for any individual nominee(s), write the number of votes cast for the nominee in the space following his name. Each share of common stock is entitled to six votes, in the aggregate.)

	For	Withhold	Number of Votes
01 - Franklin E. Crail	☐	☐

02 - Lee N. Mortenson	☐	☐

03 - Bryan J. Merryman	☐	☐

04 - Fred M. Trainor	☐	☐

05 - Gerald A. Kien	☐	☐

06 - Clyde Wm. Engle	☐	☐

B Proposal to Approve the Adoption of the 2004 Stock Option Plan

For	Withhold	Abstain
☐	☐	☐

C Issues

Each of the above-named attorneys and proxies (or his or her substitute) is authorized to vote in his or her discretion upon such other business as may properly come before the meeting or any adjournment thereof.

D Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1	Signature 2	Date (dd/mm/yyyy)

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1 U P X